Exhibit 10.22

Share Purchase Agreement

This Agreement is entered into on the 13th of February 2004 by and between UQM Technologies, Inc., a company duly organized and existing under the laws of United States with its principal place of business at 7501 Miller Drive, P.O. Box 439, Frederick, Colorado 80530, U.S.A. (hereinafter referred to as "Seller") and LEE, Chi-Cheng,

3F, 1, Alley 28, Lane 430, Yanping Rd., Sec. 2, Pingjen City, Taoyuan, Taiwan 324 R.O.C. (hereinafter referred to as "Buyer"). The Buyer and the Seller are hereinafter individually referred to as the "Party", and collectively referred to as "Parties".

Whereas the Seller holds 7,605,000 shares in Taiwan UQM Electric Co., Ltd., a corporation duly organized and existing under the laws of R.O.C., having its registered office at No.1, Ta-Tung 1 Rd., Kuan-Yin Ind. Park, Tao-Yuan Hsien, Taiwan, R.O.C. (hereinafter referred to as "COMPANY"),

Whereas the Seller wants to sell 7,605,000 (in words: seven million six hundred five thousand) of his shares in the COMPANY (the "SHARES") to the Buyer and the Buyer is willing to buy the SHARES from the Seller.

Now therefore the Parties agree as follows:

1.	Sale and Transfer of SHARES

1.1	The Seller hereby sells to the Buyer and the Buyer hereby buys the SHARES from the seller.

1.2

The purchase price for the SHARES shall be 2.00 NTD/share (in words: two New Taiwan Dollars Per share), in total 15,210,000 NTD (in words: fifteen million two hundred ten thousand New Taiwan Dollars) (the "Purchase Price").

The Purchase Price shall be paid according to section 2 hereof.

1.3

Within two (2) days after the execution of this Agreement, the Buyer shall remit the amount in US dollars equivalent to the amount of 330,000 NTD. (in words: three hundred and thirty thousand New Taiwan Dollars) (the "Earnest Money") into the Seller's bank account as beneath. In the event that the Closing (as defined below) is not completed for any reasons other than the Seller's refusal to complete the Closing, the Buyer agrees that the Earnest Money shall be forfeited in full by the Seller, and this represents a reasonable penalty for the Buyer's failure to fulfill its obligation under this Agreement. In the event that the Closing takes place in accordance with this Agreement, the Earnest Money shall be applied to the Purchase Price, and the amount of the Proceeds (as defined below) to be remitted by the Buyer to the Seller at the Closing Date (as defined below) shall be reduced by the amount of the Earnest Money.

2.	Closing

The Seller and Buyer agree that within ten (10) days after the date of this Agreement the closing of this transaction (the "Closing") shall take place at the office of Jones Day in Taipei at the date agreed by the Parties thereafter (the "Closing Date"). At the Closing Date, the Buyer shall remit the amount in US dollars equivalent to the amount of 15,164,370 NTD (in words: fifteen million one hundred sixty four thousand three hundred seventy New Taiwan Dollars) (the "Proceeds", 99.7% of the Purchase Price) into the Seller's bank account as beneath. The US dollars to be remitted will be determined by the prevailing market rate for the sale of New Taiwan Dollars and purchase of US Dollars as quoted by Macoto Bank on the Closing Date

Union Colony Bank
ABA 107003353
Acct 30-65934
For the further credit of UQM Technologies, Inc.

2.1	At the Closing:

(a) The Buyer shall deliver the certificate issued by the Buyer's bank acknowledging and certifying that the proceeds has been transferred into the aforementioned Seller's bank account and will be allocated to the purchase of the SHARES and present the payment receipt of the Securities Transaction Tax.

(b) The Seller shall deliver share certificates representing the SHARES to the Buyer along with all relevant share transfer documents which are required under the laws of the Taiwan, R.O.C. in order to effect a transfer of shares in a company incorporated in the Taiwan, R.O.C. Such share certificates shall be duly endorsed by the Seller to the Buyer at the time of delivery.

2.2	On the Closing Date, the Buyer shall remit the amount of 45,630 NTD (in words: forty five thousand six hundred thirty New Taiwan Dollars) for the Securities Transaction Tax (0.3% of the "Purchase Price") to the relevant authority on request of said authority. The Seller shall assist the Buyer to effect the registration of the transfer of the SHARES with the COMPANY promptly after the Closing Date of the SHARES

3.	Seller's Warranties

The Seller warrants that he is the lawful owner of the SHARES, that the SHARES are fully paid up and not pledged or otherwise used as a security for third parties, that no third parties have any legitimate claim against the SHARES and that the transfer of the SHARES and performance of any other obligations under this Agreement will not contravene any agreements between the Seller and any third parties

4.	Buyer's Warranties

The Buyer represents and warrants to the Seller that he has full power and authority to enter into this Agreement, and to perform the terms, conditions and obligations hereof. The execution, delivery and performance of this Agreement does not, and the purchase of the SHARES by the Buyer, will not, violate any provision of any existing law, or any agreement or instrument of the Buyer or by which the Buyer may be bound. This Agreement constitutes the valid and legally binding obligation of the Buyer enforceable in accordance with its terms.

5.	Miscellaneous

5.1	Taxes, Fees and Expenses

Unless otherwise agreed by the Parties in this Agreement, Each Party shall bear its own taxes, fees and expenses incurred in connection with this transaction

5.2	Notices.

Any notice given hereunder shall be in writing and may be delivered personally with written acknowledgment of receipt, or may be sent by facsimile with a confirming copy sent by registered airmail, postage prepaid, or by registered airmail, postage prepaid and return receipt requested, addressed as follows:

(a) If to the Seller:

7501 Miller Drive, P.O. Box 439 Frederick, Colorado 80530 Fax: 303-278- 7007
(b) ) If to the Buyer:

3F, 1, Alley 28, Lane 430, Yanping Rd., Sec. 2, Pingjen City, Taoyuan, Taiwan 324 R.O.C. Fax: 866-2-2776-1937

or to such other address as either Party may have furnished in writing to the other party in the manner provided above.

5.3	Governing Law

This Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the Taiwan, R.O.C.

5.4	Dispute Settlement

In the event of a dispute arising out of, or relating to, this Agreement, or any modification or extension thereof, the Parties hereto shall negotiate in good faith to resolve such dispute. In the event that the Parties are unable to resolve the dispute through negotiations within 30 days after such dispute arises, both Parties agree that Taipei District Court has the exclusive jurisdiction of first instance to settle such dispute.

5.5	Captions

The captions used in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

5.6	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall constitute an original hereof, but all of which together shall constitute one agreement.

5.7	Successors and Assigns

No Party may assign any of its rights or obligations under this Agreement without the prior express written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties hereto.

5.8	Entire Agreement

This Agreement shall supersede any and all prior agreements, documents or other instruments with respect to the transaction contemplated herein. No variation or modification of this Agreement and no waiver of any of the provisions and conditions hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the Party against whom enforcement of any such variation, modification, waiver or consent is sought.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

The Seller:	The Buyer:

UQM Technologies, Inc.

/s/William G. Rankin	/s/Lee, Chi-Chen
William G Rankin	LEE, Chi-Chen
Chairman, President & CEO	Taiwan/ROC
Colorado/USA

Witness by:
/s/Woody Chang
Woody Chang
Taiwan/ROC